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                                                                       EXHIBIT 1




                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                                November 2, 1999

                                      among

                             GIBSON GREETINGS, INC.

                         AMERICAN GREETINGS CORPORATION

                                       and

                            GRANITE ACQUISITION CORP.




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                                TABLE OF CONTENTS
                                -----------------


                                                                       PAGE
                                                                       ----
ARTICLE 1
---------
     DEFINITIONS
     -----------
SECTION 1.01.  Definitions..............................................2

ARTICLE 2
---------
     THE OFFER
     ---------
SECTION 2.01.  The Offer................................................6
SECTION 2.02.  Company Action...........................................8
SECTION 2.03.  Directors................................................9

ARTICLE 3
---------
     THE MERGER
     ----------
SECTION 3.01.  The Merger..............................................11
SECTION 3.02.  Conversion of Shares....................................11
SECTION 3.03.  Surrender and Payment...................................12
SECTION 3.04.  Dissenting Shares.......................................13
SECTION 3.05.  Stock Options...........................................13
SECTION 3.06.  Adjustments.............................................14
SECTION 3.07.  Withholding Rights......................................14
SECTION 3.08.  Lost Certificates.......................................15
SECTION 3.09.  Adjustments to Price....................................15

ARTICLE 4
---------
     THE SURVIVING CORPORATION
     -------------------------
SECTION 4.01.  Certificate of Incorporation............................16
SECTION 4.02.  Bylaws..................................................16
SECTION 4.03.  Directors and Officers..................................16

ARTICLE 5
---------
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     ---------------------------------------------
SECTION 5.01.  Corporate Existence and Power...........................16
SECTION 5.02.  Corporate Authorization.................................17
SECTION 5.03.  Governmental Authorization..............................17
SECTION 5.04.  Non-contravention.......................................17
SECTION 5.05.  Capitalization..........................................18
SECTION 5.06.  Subsidiaries............................................18
SECTION 5.07.  SEC Filings.............................................19
SECTION 5.08.  Financial Statements....................................20
SECTION 5.09.  Absence of Certain Changes..............................20
SECTION 5.10.  No Undisclosed Material Liabilities.....................21
SECTION 5.11.  Compliance with Laws and Court Orders...................22



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                                                                          PAGE
                                                                          ----

SECTION 5.12.  Litigation...................................................22
SECTION 5.13.  Finders' Fees................................................22
SECTION 5.14.  Taxes........................................................22
SECTION 5.15.  Employee Benefit Plans.......................................23
SECTION 5.16.  Environmental Matters........................................24
SECTION 5.17.  Antitakeover Statutes, Rights Agreement and Standstill
               Agreement....................................................25
SECTION 5.18.  Intellectual Property........................................25
SECTION 5.19.  Year 2000 Compliance.........................................26

ARTICLE 6
---------
    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER
    ---------------------------------------------------
    SUBSIDIARY
    ----------
SECTION 6.01.  Corporate Existence and Power................................27
SECTION 6.02.  Corporate Authorization......................................27
SECTION 6.03.  Governmental Authorization...................................27
SECTION 6.04.  Non-contravention............................................28
SECTION 6.05.  Finders' Fees................................................28
SECTION 6.06.  Financing....................................................28

ARTICLE 7
---------
     COVENANTS OF THE COMPANY
     ------------------------
SECTION 7.01.  Conduct of the Company.......................................29
SECTION 7.02.  Stockholder Meeting; Proxy Material..........................31
SECTION 7.03.  Access to Information........................................32
SECTION 7.04.  No Solicitation; Other Offers................................32
SECTION 7.05.  Notices of Certain Events....................................34
SECTION 7.06.  Disclosure Documents.........................................34
SECTION 7.07.  Standstill Agreements: Confidentiality Agreements............35
SECTION 7.08.  Rights Agreement; Anti-takeover Provisions...................35

ARTICLE 8
---------
     COVENANTS OF PARENT
     -------------------
SECTION 8.01.  Confidentiality..............................................36
SECTION 8.02.  Obligations of Merger Subsidiary.............................37
SECTION 8.03.  Voting of Shares.............................................37
SECTION 8.04.  Director and Officer Liability...............................37
SECTION 8.05.  Employee Benefits............................................38
SECTION 8.06.  Disclosure Documents.........................................39

ARTICLE 9
---------
     COVENANTS OF PARENT AND THE COMPANY
     -----------------------------------
SECTION 9.01.  Best Efforts.................................................39

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SECTION 9.02.  Certain Filings..............................................42
SECTION 9.03.  Public Announcements.........................................42
SECTION 9.04.  Further Assurances...........................................42

ARTICLE 10
----------
     CONDITIONS TO THE MERGER
     ------------------------
SECTION 10.01.  Conditions to Obligations of Each Party.....................43
SECTION 10.02.  Conditions to Obligations of Parent and Merger
                Subsidiary to Effect the Merger.............................43

ARTICLE 11
----------
     TERMINATION
     -----------
SECTION 11.01.  Termination.................................................43
SECTION 11.02.  Effect of Termination.......................................45

ARTICLE 12
----------
     MISCELLANEOUS
     -------------
SECTION 12.01.  Notices.....................................................46
SECTION 12.02.  Survival of Representations and Warranties..................47
SECTION 12.03.  Amendments; No Waivers......................................47
SECTION 12.04.  Expenses....................................................47
SECTION 12.05.  Successors and Assigns......................................49
SECTION 12.06.  Governing Law...............................................49
SECTION 12.07.  Dispute Resolution; Jurisdiction............................49
SECTION 12.08.  WAIVER OF JURY TRIAL........................................50
SECTION 12.09.  Counterparts; Effectiveness; Benefit........................50
SECTION 12.10.  Entire Agreement............................................50
SECTION 12.11.  Captions....................................................50
SECTION 12.12.  Severability................................................50
SECTION 12.13.  Specific Performance........................................50


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of November 2, 1999 among Gibson Greetings, Inc., a Delaware corporation (the "COMPANY"), American Greetings Corporation, an Ohio corporation ("PARENT"), and Granite Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUBSIDIARY").

         The parties hereto agree as follows:

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                                    ARTICLE 1
                                   Definitions

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger, consolidation, tender offer, share exchange, business combination, reorganization, recapitalization or other similar transaction involving the Company or any of its Subsidiaries or any proposal or offer to acquire, directly or indirectly, any equity interest in, any voting securities of, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than (A) the transactions contemplated by this Agreement and (B) any transaction involving EGN.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY BALANCE SHEET" means the condensed consolidated balance sheet of the Company as of June 30, 1999 as read in conjunction with the footnotes thereto set forth in the Company 10-K.

         "COMPANY BALANCE SHEET DATE" means June 30, 1999.

         "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1998.

         "COMPANY'S KNOWLEDGE" or any other similar knowledge qualification in this Agreement means the actual knowledge of: Frank J. O'Connell, Chairman, Chief Executive Officer and President of the Company, James T. Wilson, Executive Vice President--Finance and Operations and Chief Financial Officer of the Company or James E. Thaxton, Vice President--Business Affairs and Counsel of the Company.

         "DELAWARE LAW" means the General Corporation Law of the State of Delaware.

         "EGN" means E-Greetings Network, a California corporation.

         "ENVIRONMENTAL CLAIM" means any written claim, demand, suit, action, proceeding, investigation or notice to the Company or any of its Subsidiaries by


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any Person or entity alleging any potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, or penalties) arising out of, based on, or resulting from the presence, or Release into the environment, of any Hazardous Substance at any location, whether owned, leased, operated or used by the Company or its Subsidiaries.

         "ENVIRONMENTAL LAWS" means all Laws as currently in effect, which regulate the threatened Releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, storage, disposal, transport or handling of Hazardous Substances, including the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act.

         "EMPLOYEE PLAN" means any material, written "employee benefit plan," as defined in Section 3(3) of ERISA, or employment, severance or similar contract or other plan providing for severance benefits, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, health, medical or disability benefits which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company or any Subsidiary, or with respect to which the Company or any Subsidiary has any liability.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "HAZARDOUS SUBSTANCE" means (1) pollutants, contaminants, hazardous wastes, toxic substances, and oil and petroleum products, (2) any substance that is or contains friable asbestos, urea formaldehyde foam insulation, polychorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon gas or related materials, (3) any substance that requires removal or remediation under any Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder, or (4) any substance that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous; in each case in clauses (1)-(4) above which is regulated under any Environmental Law.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

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         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MATERIAL ADVERSE EFFECT" means, with respect to the Company, a material adverse effect (i) on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) on the ability of the Company to perform its obligations under or to consummate the transactions contemplated by this Agreement.

         "MINIMUM CONDITION" means that number of Shares that are validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, that, together with the Shares then owned by Parent, represents at least a majority of the Shares then outstanding on a fully-diluted basis (assuming the exercise of all outstanding options which are exercisable and in-the-money at the Offer Price).

         "1933 ACT" means the Securities Act of 1933.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "OPERATING SUBSIDIARY" shall mean a subsidiary of the Company that is not a material Subsidiary.

         "PARENT MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of Parent or Merger Subsidiary to perform its obligations under or to consummate the transactions contemplated by this Agreement.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "RABBI TRUST" means the trust established by the Company to fund the compensation and benefits to be provided to employees of the Company and its Subsidiaries under incentive arrangements designed and adopted by the Company.

         "RELEASE" means any releasing, disposing, discharging, injecting, spilling, leaking, pumping, dumping, emitting, escaping, emptying, migration,

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transporting, placing and the like, including into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

         "SEC" means the Securities and Exchange Commission.

         "SHARES" means the shares of common stock, $0.01 par value, of the Company.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         "TITLE IV PLAN" means an Employee Plan subject to Title IV of ERISA other than any "multiemployer plan", as defined in Section 3(37) of ERISA.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

           TERM                                               SECTION
          -------                                           ----------
          Antitrust Law.................................   9.01(b)(iii)
          Certificates..................................      3.03(a)
          Closing.......................................      3.01(b)
          Closing Date..................................      3.01(b)
          Company Disclosure Documents..................      7.06(a)
          Company Proxy Statement.......................      7.06(a)
          Company SEC Documents.........................    5.07(a)(iv)
          Company Securities............................   5.05(b)(iii)
          Company Stockholder Meeting...................      7.02(a)
          Company Subsidiary Securities.................    5.06(b)(ii)
          Confidentiality Agreement.....................       7.03
          Continuing Directors..........................    2.03(a)(ii)
          DOJ...........................................    9.01(b)(ii)
          Disclosure Schedule...........................         5
          Effective Time................................      3.01(c)
          Escrow Agent..................................     12.04(d)
          Exchange Agent................................      3.03(a)
          FTC...........................................    9.01(b)(ii)
          GAAP..........................................       5.08

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                     TERM                                  SECTION
                    -------                              ----------
          Indemnified Person..........................   8.04(a)(i)
          Liquidation Event...........................      3.09
          Merger......................................     3.01(a)
          Merger Consideration........................     3.02(a)
          Offer    ...................................     2.01(a)
          Offer Documents.............................  2.01(b)(i)(A)
          Offer Price.................................     2.01(a)
          Option Holder...............................     3.05(a)
          Option Spread...............................   3.05(a)(ii)
          Rights Agreement............................   5.17(b)(i)
          Schedule 14D-1..............................  2.01(b)(i)(A)
          Schedule 14D-9..............................     2.02(b)
          Standstill Agreement........................   5.17(b)(ii)
          Successor Plan..............................     8.05(b)
          Superior Proposal...........................  7.04(b)(iii)
          Surviving Corporation.......................     3.01(a)
          Tax Return..................................     5.14(f)
          Taxes.......................................     5.14(f)
          Taxing Authority............................     5.14(f)
          Transferred Employee........................     8.05(a)


                                    ARTICLE 2
                                    The Offer

         SECTION 2.01. The Offer. (a) Provided this Agreement shall not have been terminated, as promptly as practicable after the date hereof, but in no event later than five business days following the public announcement of the terms of this Agreement, Parent shall cause Merger Subsidiary to commence, and Merger Subsidiary shall commence, an offer (as amended or supplemented in accordance with this Agreement, the "OFFER") to purchase for cash any and all of the outstanding Shares at a price of $10.25 per Share (the "OFFER PRICE"), subject to adjustment as set forth in Section 3.06 and Section 3.09, net to the seller in cash. The Offer shall be subject only to the conditions set forth in Annex I hereto. Merger Subsidiary expressly reserves the right to waive the condition to the Offer relating to the representations and warranties and covenants of the Company, provided that no other change in the conditions to the Offer may be made without the prior written consent of the Company. Notwithstanding the foregoing, without the consent of the Company, Merger Subsidiary shall have the right to extend the Offer (i) from time to time if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied

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or waived, until such conditions are satisfied or waived or (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law, provided that, each such extension shall be for such period (not to exceed 20 business days without the consent of Parent) as may be specified by the Company. If all of the conditions to the Offer are satisfied or waived on any scheduled expiration date of the Offer, the Company shall have the right to require Merger Subsidiary to extend the Offer on one or more occasions for an aggregate period of not more than 20 business days beyond the latest expiration date that would otherwise be permitted under clause (i) or (ii) of the previous sentence, if, on such expiration date, the number of Shares tendered (and not withdrawn) pursuant to the Offer, together with the Shares then owned by Parent, represents less than 90% of the then outstanding Shares on a fully-diluted basis (assuming the exercise of all outstanding options which are exercisable and in-the-money at the Offer Price), and Merger Subsidiary shall have the right to extend the Offer on one occasion for a period of not more than 5 business days pursuant to the provisions of this sentence, provided that, the Company may prevent such extension by Merger Subsidiary if the Company, in its reasonable judgment, determines that such an extension could threaten in any way the consummation of the Offer. If all of the conditions to the Offer are not satisfied or waived on any scheduled expiration date of the Offer, Merger Subsidiary shall extend the Offer from time to time until such conditions are satisfied or waived, provided that, each such extension shall be for such period (not to exceed 20 business days without the consent of Parent) as may be specified by the Company and, provided further that, Merger Subsidiary shall not be required to extend the Offer if this Agreement is terminable pursuant to Sections 11.01(b)(i) or 11.01(b)(ii) hereof (except that the time periods referenced in Sections 11.01(b)(i) or 11.01(b)(ii) shall be extended for the time period equal to the time period beyond ten business days during which either the Company or Parent shall fail to make an HSR Filing pursuant to Section 9.01(a)). Merger Subsidiary shall, and Parent shall cause it to, accept for payment and pay for, as promptly as practicable after the expiration of the Offer, all Shares properly tendered and not withdrawn pursuant to the Offer that Merger Subsidiary is obligated to purchase.

          (b) As soon as practicable on the date of commencement of the Offer, Parent and Merger Subsidiary shall file with (A) the SEC a Tender Offer Statement on Schedule 14D-1 (the "SCHEDULE 14D-1") with respect to the Offer, which will contain the offer to purchase and form of the related letter of transmittal and summary advertisement (such Schedule 14D-1 and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "OFFER DOCUMENTS") and (B) the Ohio Division of Securities and the Company such documents as may be required in accordance with Section 1707.041 of the General Corporation Law of

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


Ohio (the "OHIO LAW"). Parent and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Subsidiary agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and approve the Offer Documents prior to their being filed with the SEC or disseminated to the holders of Shares. Parent and Merger Subsidiary shall provide the Company and its counsel with any comments or other communications, whether written or oral, that Parent, Merger Subsidiary or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments or other communications.

         SECTION 2.02. Company Action. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the Offer and the Merger (such approval being sufficient to render Section 203 of Delaware Law, Articles V and VI of the Company's Certificate of Incorporation and the Rights Agreement inapplicable to this Agreement and the transactions contemplated hereby, including the Offer and the Merger), (iii) unanimously resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by its stockholders, provided that, subject to and in accordance with the provisions of Section 7.04(c), the Board of Directors of the Company may withdraw, modify or amend such recommendation and (iv) amended the Rights Agreement as described in Section 5.17 hereof. The Company further represents that J.P. Morgan Securities Inc. has delivered to the Company's Board of Directors its opinion that the consideration to be received in the Offer and the Merger is fair to the holders of Shares from a financial point of view. The Company will promptly furnish Parent with a list of its stockholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent

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


and Merger Subsidiary and each of their Affiliates, associates, employees, agents and advisors shall hold in confidence the information contained in any such lists, labels, listings or files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated and if the Company so requests, shall deliver, and shall use their reasonable efforts to cause their Affiliates, associates, employees, agents and advisors to deliver, to the Company all copies and any extracts or summaries from such information then in their possession or control.

          (b) Simultaneously with the filing by Merger Subsidiary of the
Schedule 14D-1 or as promptly thereafter as practicable, the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "SCHEDULE 14D-9") that, subject to the provisions of Section 7.04(c), shall reflect the recommendations of the Company's Board of Directors referred to above. The Company and Parent each agree promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. The Company shall provide Parent and its counsel with any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt of such comments or other communications.

         SECTION 2.03. Directors. (a) Effective upon the acceptance for payment pursuant to the Offer of a number of Shares that satisfies the Minimum Condition, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares beneficially owned by Parent (including Shares accepted for payment) bears to the total number of Shares outstanding, and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including, without limitation, increasing the number of directors, and seeking and accepting resignations of incumbent directors. At such time, the Company will also use its best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the

Board other than the Executive Committee or any committee of the Board established to take action under this Agreement and (ii) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company. Notwithstanding the foregoing, the Company shall use its reasonable best efforts to ensure that at least three members of the Board of Directors and such committees and boards as of the date hereof who are not employees of the Company (the "CONTINUING DIRECTORS") shall remain members of the Board of Directors and such committees and boards until the Effective Time, provided that, if the number of Continuing Directors is reduced below three prior to the Effective Time, the remaining such Directors shall be entitled to designate to fill the vacancy a person who is not an officer, director or designee of Parent or any of its Affiliates and who shall be deemed to be a Continuing Director for all purposes of this Agreement.

          (b) The Company's obligations to appoint Parent's designees to the Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f- 1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

         (c) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of a majority of the Continuing Directors of the Company then in office who were not designated by Parent shall be required to authorize (and such authorization shall constitute the authorization of the Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any termination of this Agreement by the Company, any amendment of this Agreement requiring action by the Board of Directors, any extension of time for performance of any obligation or action hereunder by Parent or Merger Subsidiary and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company.

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

                                    ARTICLE 3
                                   The Merger

         SECTION 3.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "MERGER") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "SURVIVING CORPORATION").

          (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE") that shall be no later than the second business day after satisfaction of the conditions set forth herein, other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction of such conditions, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, unless the parties hereto agree in writing to another time, date or place.

          (c) Upon the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger.

          (d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

         SECTION 3.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary or the Company or the holders of any of the following securities:

         (a) except as otherwise provided in Section 3.02(c), Section 3.04,
Section 3.06 or Section 3.09, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive $10.25 in cash or any higher price paid for each Share in the Offer, without interest (the "MERGER CONSIDERATION");

          (b) each Share held by the Company as treasury stock or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

          (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 3.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint Bank One Corporation as agent (the "EXCHANGE AGENT") for the purpose of exchanging certificates representing Shares (the "CERTIFICATES") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

          (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration payable for each Share represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Parent, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares six years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

          (f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent, upon demand.

         SECTION 3.04. Dissenting Shares. Notwithstanding Section 3.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 3.05. Stock Options. (a) The Company shall take all actions necessary (which include, but are not limited to, satisfying the requirements of Rule 16b-3(e) promulgated under Section 16 of the Exchange Act, without incurring any liability in connection therewith, and seeking any consents required of holders of Options) to provide that at or immediately prior to the Effective Time, each stock option to purchase Shares (the "OPTIONS") outstanding under any employee or director stock option or compensation plan or arrangement of the Company (the "OPTION PLANS"), whether or not vested or exercisable, shall be canceled, and the Company shall pay each holder of any such Option (an "OPTION HOLDER") at or promptly after the Effective Time for each such Option surrendered an amount in cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Option by
(ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such Option in full immediately prior to the Effective Time (the "OPTION SPREAD").

          (b) Prior to the Effective Time, the Company shall make any amendments to the terms of such stock option or compensation plans or arrangements deemed necessary by the Company or Parent to give effect to the transactions contemplated by Section 3.05(a).

          (c) Except as provided herein or as otherwise agreed to by the parties, (i) the Company shall cause the Option Plans to terminate as of the Effective Time and (ii) the Company shall ensure that following the Effective Time, no holder of Options or any participant in the Option Plans will have any right to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

         SECTION 3.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of Shares, or stock dividend thereon with a record date during such period, the cash payable pursuant to the Offer, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

         SECTION 3.07. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

         SECTION 3.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger

Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 3.

         SECTION 3.09. Adjustments to Price. A "LIQUIDATION EVENT" shall mean any sale or disposition for cash (including, without limitation, a sale or disposition by EGN of all or substantially all of its assets followed by a distribution of the cash proceeds thereof to shareholders of EGN, a merger or consolidation involving EGN, a purchase of all or substantially all of the stock of EGN by a third party or the repurchase by EGN of any of its capital stock from the Company or its Subsidiaries) by the Company or its Subsidiaries of all or any part of its investment in EGN prior to the expiration date of the Offer. In the event of a Liquidation Event (or if more than one such Liquidation Event occurs, with respect to each Liquidation Event), each of the Merger Consideration, the Offer Price and the Option Spread shall be increased by an amount equal to 30% of any after-tax gain (after giving full effect to any capital loss carry-forward available to the Company, the availability of which is confirmed by the Company's independent accountants) on such Liquidation Event, calculated in accordance with GAAP, divided by the total number of Shares then outstanding on a fully diluted basis, assuming for this purpose the exercise only of outstanding Options, whether or not such Options are then vested, which are (or, giving effect to the adjustment in the Merger Consideration contemplated hereby, would be) in-the-money. Parent and Merger Subsidiary shall make such changes in the Offer Documents necessary to reflect any increase in the price per Share of the Offer pursuant to this provision, including extending the expiration date of the Offer as required by applicable Federal securities laws. The price used to compute any after-tax gain on a Liquidation Event shall be the cash received by the Company in such sale or disposition (net of any underwriting discounts and other amounts paid by the Company in connection with such sale), but only if such cash is for an aggregate amount in excess of the Company's then net book value of its interest in EGN.

                                    ARTICLE 4
                            The Surviving Corporation

         SECTION 4.01. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, provided that, at the Effective Time, Article I of such certificate of incorporation shall be amended to read as follows: "The name of the corporation is Gibson Greetings, Inc."

         SECTION 4.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 4.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of [Merger Subsidiary] at the Effective Time shall be the officers of the Surviving Corporation.



                                    ARTICLE 5
                  Representations and Warranties of the Company

         The Company represents and warrants to Parent that, except (A) as would not have, individually or in the aggregate, a Material Adverse Effect on the Company, (B) as disclosed in the Company SEC Documents filed prior to the date of this Agreement or (C) as set forth (including an identification by section reference to the representations and warranties to which such exceptions relate) on the Disclosure Schedule to this Agreement (the "DISCLOSURE SCHEDULE"):

         SECTION 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each material jurisdiction where such qualification is necessary. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares in connection with the consummation of the Merger (if required by law), have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares (if required by law) is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and other Antitrust Laws, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether federal, state or foreign, and (iv) compliance with Section 1707.041 of the Ohio Law.

         SECTION 5.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any material provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any material provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree,
(iii) to the Company's Knowledge, require any consent by any Person under, or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, any provision of any contract, license, lease or loan binding upon the Company or any of its Subsidiaries that (A) provides for annual rentals or payments by or to the Company of $100,000 or more and (B) is not terminable by the Company or the other party to such agreement on less than 90 days notice or (iv) result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries.

         SECTION 5.05. Capitalization. (a) The authorized capital stock of the Company consists of 50,000,000 Shares and 5,300,000 shares of preferred stock, par value $1.00. As of October 29, 1999, there were outstanding (i) 15,846,663 Shares and (ii) no shares of preferred stock. As of October 29, 1999, there were reserved for issuance, (i) 931,773 Shares under the Company's employee stock option plans listed on Section 5.15 of the Disclosure Schedule in the amounts and for the exercise prices stated in such schedule and (ii) no shares of Series B Preferred Stock, par value $1.00 per share, pursuant to the Rights Agreement. As of October 29, 1999, 1,291,601 Shares were held in the treasury of the Company. As of October 29, 1999, there were outstanding compensatory employee and director stock options to purchase an aggregate of 2,303,085 Shares. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the compensatory employee and director stock option plans of the Company will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable.

          (b) Except for changes since October 29, 1999 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

         SECTION 5.06. Subsidiaries. (a) Each material Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each material jurisdiction where such qualification is necessary. All material Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company 10-K.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each material Subsidiary and, to the Company's Knowledge, each Operating Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any material Subsidiary or, to the Company's Knowledge, any Operating Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any material Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY

SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

         SECTION 5.07. SEC Filings. (a) The Company has delivered to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1996, 1997 and 1998, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 1999 and June 30, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1998 (the documents referred to in this Section 5.07(a), collectively, the "COMPANY SEC DOCUMENTS".) The Company has filed all forms, reports and documents required to be filed with the SEC since January 1, 1996 (the "FILED SEC DOCUMENTS").

          (b) As of the filing date, each Filed SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Filed SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) Each Filed SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Filed SEC Documents fairly present in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements), except that the notes and disclosures therein in the Company's quarterly reports on Form 10-Q have not been prepared in accordance with GAAP.

         SECTION 5.09. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its material Subsidiaries and, to the Company's Knowledge, its Operating Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed to Parent prior to the date of this Agreement, there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had individually or in the aggregate, a Material Adverse Effect on the Company, except any such event, occurrence, development or state of circumstances or facts resulting from or arising in connection with (A) changes, circumstances or conditions affecting the greeting cards industry in general or
(B) changes in general economic, regulatory or political conditions;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its material Subsidiaries;

          (c) any amendment of any material term of any outstanding security of the Company or any of its material Subsidiaries;

          (d) any incurrence, assumption or guarantee by the Company, or any of its Subsidiaries of any indebtedness for borrowed money, including capitalized leases, other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e) any making of any loan, advance or capital contributions to or investment in any Person, exceeding, individually or in the aggregate, $1 million, other than loans, advances or capital contributions to or investments in its Subsidiaries made in the ordinary course of business consistent with past practices or loans or advances to employees of the Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

          (f) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its material Subsidiaries and to the Company's Knowledge, its Operating Subsidiaries relating to its assets or business (including the acquisition or disposition of any material assets) or any relinquishment by the Company or any of its material Subsidiaries and to the Company's Knowledge, its Operating Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (g) any material change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

          (h) any (i) increase in benefits payable under any existing severance or termination pay policies or employment agreements exceeding $100,000, (ii) any entering into any employment, severance deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries , with payments thereunder exceeding $100,000, (iii) establishment, adoption or amendment (except as required by applicable law) of any profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries, or (iv) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its subsidiaries exceeding $100,000, other than in the ordinary course of business consistent with past practice.

         SECTION 5.10. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries other than:

          (a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date of this Agreement;

          (b) liabilities or obligations incurred in the ordinary course consistent with past practice; and

          (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

         SECTION 5.11. Compliance with Laws and Court Orders. The Company and, to the Company's Knowledge, each of its Subsidiaries is in compliance with, and is not under investigation with respect to any violation of, any applicable material law, statute, ordinance, rule, regulation, judgment, injunction, order or decree.

         SECTION 5.12. Litigation. There is no material action, suit, investigation or proceeding pending against or affecting, the Company, any of its Subsidiaries, or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic or foreign.

         SECTION 5.13. Finders' Fees. Except for J.P. Morgan Securities Inc., a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any material fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         SECTION 5.14. Taxes. (a) The Company and each of its Subsidiaries have timely filed or will file or cause to be timely filed all material Tax Returns required by applicable law to be filed by them prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, true and complete in all material respects.

          (b) The Company and each of its Subsidiaries have paid, or withheld and remitted to the appropriate taxing authority all taxes shown as due and payable on the Tax Returns that have been filed.

          (c) No federal, state, local or foreign audits, administrative proceedings or court proceeding are pending with regard to any Taxes or Tax Returns of the Company and there are no outstanding deficiencies or assessments asserted or proposed.

          (d) There are no outstanding agreements, consents or waivers extending the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company, and the Company is not a party to any agreement providing for the allocation or sharing of Taxes.

          (e) Since January 1, 1990, the Company has not been a member of an affiliated group filing consolidated or combined Tax Returns other than a federal income tax group the common parent of which is the Company.

          (f) "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue

Service or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         SECTION 5.15. Employee Benefit Plans. (a) Section 5.15 of the Disclosure Schedule contains a true and complete list of the Employee Plans. The Company has made available to Parent copies of each Employee Plan and all amendments thereto and, where applicable, the most recent annual reports (Form 5500, including Schedule B thereto), the most recent actuarial valuation report and the most recent determination letter of the Internal Revenue Service relating to each Employee Plan.

         (b) No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any Title IV Plan. No "reportable event," within the meaning of Section 4043 of ERISA, other than a "reportable event" that will not have a Material Adverse Effect on the Company, and no event described in Section 4062 or 4063 of ERISA, has occurred in connection with any Employee Plan. Neither the Company nor any ERISA Affiliate of the Company has
(i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA that could become a liability of the Company, any Subsidiary of the Company, Parent or any of their ERISA Affiliates after the Effective Time.

          (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable qualification determination letter issued by the Internal Revenue Service and to the Company's Knowledge nothing has occurred that would adversely affect that determination.

          (d) Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

          (e) (i) No Employee Plan provides any benefits or compensation which would be triggered by the transactions contemplated herein and (ii) no compensation or benefits payable in connection with the transactions contemplated herein will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (f) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement. To the Company's Knowledge there is no organizing effort or representation dispute with respect to any employee of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is involved in or, to the Company's Knowledge, threatened with any labor dispute (other than individual grievances arising in the ordinary course), work stoppage, labor strike or slowdown.

         SECTION 5.16. Environmental Matters. (a) (i) No written notice, order, complaint or penalty has been received by the Company or any Subsidiary arising out of any Environmental Laws and there are no Environmental Claims pending or, to the Company's Knowledge, threatened.

                  (ii) The Company and each Subsidiary have all environmental permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such permits.

                  (iii) The operations of the Company and each Subsidiary are in compliance with the terms of applicable Environmental Laws.

          (b) Except as set forth in this Section 5.16, no representations or warranties are being made with respect to matters arising under or relating to environmental matters.

         SECTION 5.17. Antitakeover Statutes, Rights Agreement and Standstill Agreement. (a) The Company has taken all action necessary to exempt the Offer, the Merger, this Agreement, and the transactions contemplated hereby from the provisions of Section 203 of Delaware Law and Articles V and VI of the Company's Certificate of Incorporation, and, accordingly, neither such provisions nor other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.

          (b) The Company will take all action necessary to (i) render the Rights Agreement dated as of September 8, 1999 between the Company and The Bank of New York (the "RIGHTS AGREEMENT") inapplicable to the Offer, the Merger and the other transactions contemplated hereby, (ii) ensure that (y) neither Parent nor any of its Subsidiaries nor any of its permitted assignees or transferees is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Stock Acquisition Date, Triggering Event or Distribution Date (in each case as defined in the Rights Agreement) does not occur by reason of the execution of this Agreement, the commencement or completion of the Offer, the consummation of the Merger or the other transactions contemplated hereby and
(iii) render the provisions of the Standstill Agreement dated as of October 26, 1998, between Parent and the Company (the "STANDSTILL AGREEMENT") inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby. If this Agreement is terminated for any reason, then the provisions of the Rights Agreement and the Standstill Agreement will apply to Parent in full force and effect as if the provisions of this Section 5.17(b) had never been agreed to, with the provisions of the Standstill Agreement remaining in full force and effect for a period of two years after such termination.

          SECTION 5.18. Intellectual Property.

          (a) The Company or its Subsidiaries own or have the valid right to use all material intellectual property used by it in connection with its business, including: (i) trademarks and service marks (registered or unregistered) and trade names, and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, processes and computer programs, software and databases (including source code); (iii) trade secrets and the right to limit the use or disclosure thereof; and (iv) copyrights in all works, including software programs and mask works (collectively "INTELLECTUAL PROPERTY").

          (b) To the Company's Knowledge, the conduct of the businesses of the Company as currently conducted does not conflict with or infringe in any material respect any proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the Company's Knowledge, threatened against the Company (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership or use of the Intellectual Property.

         SECTION 5.19. Year 2000 Compliance. (a) To the Company's Knowledge, the material Subsidiaries of the Company are Year 2000 Compliant.
Section 5.19 of the Disclosure Schedule contains, to the Company's Knowledge, the current status of the Company's Year 2000 readiness.

          (b) The term "YEAR 2000 COMPLIANCE" means, with respect to the material Subsidiaries of the Company,

                  (i) the functions, calculations and other computer processes of all equipment, computer hardware, software and systems of the material Subsidiaries of the Company, including, but not limited to, internal and outsourced systems and embedded computer features within other systems and equipment of the material Subsidiaries of the Company (collectively, "PROCESSES"), perform properly in an accurate and consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date of input, whether before, on or after January 1, 2000 and whether or not the dates are affected by leap years;

                  (ii) the equipment, computer hardware, software and systems accept, calculate, compare, sort, extract, sequence and otherwise process data inputs and date values, and return and display date values, in an accurate and consistent manner regardless of the dates used, whether before, on or after January 1, 2000;

                  (iii) the equipment, computer hardware, software and systems will function properly without interruptions or manual interventions caused by the date in time on which the Processes are actually performed or by the date of input to the software, whether before, on or after January 1, 2000;

                  (iv) the equipment, computer hardware, software and systems accept and respond to two-digit year data input in the Processes in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner; and

                  (v) the equipment, computer hardware, software and systems store and display data information in the Processes in ways that are accurate and unambiguous as to the determination of the century.

         Notwithstanding any other provision of this Agreement to the contrary, to the extent the Company is able to show that Parent knows of facts as of the date hereof that constitute an inaccuracy or breach of the representations and warranties made by the Company not to be true as of the date given, Parent shall have no right or remedy with respect to such inaccuracy and such facts shall be deemed to be exceptions to such representations and warranties.

                                    ARTICLE 6
         Representations and Warranties of Parent and Merger Subsidiary

         Parent and Merger Subsidiary represent and warrant to the Company that:

         SECTION 6.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby.

         SECTION 6.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary.

         SECTION 6.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any governmental body, agency, official or authority, domestic or foreign, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable foreign antitrust, requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether federal, state or foreign, or (iv) compliance with Section 1707.041 of the Ohio Law.

         SECTION 6.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any material provision of the certificate of incorporation or bylaws of

Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree or (iii) require any consent by any Person under any provision of any agreement binding upon Parent or Merger Subsidiary, except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults, or the failure to obtain such consents, that individually or in the aggregate would not be reasonably expected to have a Parent Material Adverse Effect.

         SECTION 6.05. Finders' Fees. Except for Wasserstein & Perella, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any material fee or commission from the Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

         SECTION 6.06. Financing. Parent has and will make available to Merger Subsidiary, sufficient cash, available lines of credit or other sources of immediately available funds necessary to purchase all of the Shares outstanding on a fully-diluted basis and to pay all related fees and expenses pursuant to the Offer.

                                    ARTICLE 7
                            Covenants of the Company

         The Company agrees that:

         SECTION 7.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business and affairs in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in
Schedule 7.01 (including an identification by section reference to the covenants to which such exceptions relate):

          (a) The Company will not amend its certificate of incorporation or bylaws;

          (b) The Company will not declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; and neither the Company nor any of its Subsidiaries will (i) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any of its Subsidiaries, other than issuances of Shares pursuant to securities, options, warrants, calls, commitments or rights that have been granted at the date hereof and are or become exercisable prior to the Effective Time and previously disclosed to Parent in writing or as set forth in the Company SEC Documents or (ii) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; provided that, this subsection (b) shall not prohibit the Company from (A) issuing shares, options or warrants to acquire up to 100,000 shares of capital stock of any class of the Company pursuant to its 1999 Incentive Stock Option Plan for a period of 10 business days following the date of this Agreement, provided that, no such issuances shall be made to the Chief Executive Officer or Chief Financial Officer of the Company or (B) taking any action pursuant to the Company's obligations to The Ink Group NZ Limited or The Ink Group Publishers PTY Limited regarding any put rights held by such entities;

          (c) The Company will not (i) incur any long-term indebtedness (whether evidenced by a note or other instrument, pursuant to a financing lease, sale-leaseback transaction, or otherwise) or incur short-term indebtedness other than under lines of credit existing on the date hereof other than, in each case, to operate the Company's business in the ordinary course or (ii) except in the ordinary course of business consistent with past practice, enter into, amend, terminate, renew or fail to use reasonable efforts to renew in any material respect any material contract;

          (d) Except pursuant to employment contracts in effect on the date hereof, neither the Company nor any of its Subsidiaries will (i) grant any increase in the compensation or benefits payable or to become payable by the Company or any of its Subsidiaries to any employee; (ii) adopt, enter into, amend or otherwise increase, or accelerate the payment or vesting of the amounts, benefits or rights payable or accrued or to become payable or accrued under any bonus, incentive compensation, deferred compensation, severance, termination, change in control, retention, hospitalization or other medical, life, disability, insurance or other welfare, profit sharing, stock option, stock appreciation right, restricted stock or other equity based, pension, retirement or other employee compensation or benefit plan, program agreement or arrangement; or (iii) enter into or amend in any material respect any employment or collective bargaining agreement or, except in accordance with the existing written policies of the Company or existing contracts or agreements, grant any severance or termination pay to any officer, director or employee of the Company or any of its Subsidiaries, provided that clauses (i), (ii) and (iii) shall not prohibit the Company from taking any action hereunder pursuant to its program established by the Rabbi Trust and the related plan;

          (e) Neither the Company nor its Subsidiaries will change the accounting principles used by it unless required by GAAP (or, if applicable with respect to Subsidiaries, foreign generally accepted accounting principles);

          (f) Neither the Company nor any of its Subsidiaries will acquire by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, otherwise acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business consistent with past practice) for an amount in excess of $10 million, individually or in the aggregate, other than (A) any investment by the Company in EGN necessary to maintain the Company's pro rata investment in EGN or (B) any exercise by the Company of its warrants in EGN;

          (g) Neither the Company nor any of its Subsidiaries will sell, lease, exchange, transfer or otherwise dispose of, or agree to sell, lease, exchange, transfer or otherwise dispose of, any of its assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course of business consistent with past practice, except that the Company may dispose of in any manner and at any time all or a portion of its interest in EGN, provided that, if the Company disposes of EGN and such disposition is (A) for an aggregate amount less than $30 million or (B) to an Affiliate of the Company, then such disposition shall be for an amount at least equal to fair market value of the Company's interest in EGN that is disposed;

          (h) The Company and its Subsidiaries will not mortgage, pledge, hypothecate, grant any security interest in, or otherwise subject to any other lien on any of its properties or assets, except in connection with the incurrence of indebtedness permitted under Section 7.01(c);

          (i) Neither the Company nor its Subsidiaries will compromise, settle, grant any waiver or release relating to or otherwise adjust any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including any Litigation, except for any such compromise, settlement, waiver, release or adjustment in the ordinary course of business consistent with past practice and involving a payment by the Company or any of its Subsidiaries not in excess of $250,000 in the aggregate following prior notice to and consultation with Parent; and

          (j) Neither the Company nor any of its Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing.

         SECTION 7.02. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as reasonably practicable after consummation of the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger, unless Delaware Law does not require a vote of stockholders of the Company for consummation of the Merger. Subject to Section 7.04(c), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, will use its best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement, which shall contain the recommendation of the Board of Directors, and all other proxy materials for such meeting, (ii) use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

          (b) If Parent, Merger Subsidiary or any other Subsidiary of Parent shall acquire at least 90% of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent, to take all necessary and appropriate action to cause the Merger to be effective as soon as practicable after the acceptance for payment and purchase of Shares pursuant to the Offer without a meeting of stockholders of the Company in accordance with Delaware Law.

         SECTION 7.03. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of October 28, 1998 between the Company and Parent (the "CONFIDENTIALITY AGREEMENT"), the Company shall (i) furnish on a periodic basis to Parent, its counsel, financial advisors, auditors and other authorized representatives financial and operating data, (ii) give Parent reasonable access to Frank J. O'Connell, Chairman, Chief Executive Officer and President of the Company, James T. Wilson, Executive Vice President--Finance and Operations and Chief Financial Officer of the Company and James E. Thaxton, Vice President--Business Affairs and Counsel of the Company, (iii) furnish Parent with all documents and analyses relating to the requirements of and approvals needed under the HSR Act to effect a closing of the transaction and (iv) update Parent on any material changes that develop with respect to information or documents previously provided to Parent, provided that, except as otherwise provided in this Agreement, including without limitation Section 9.01(b) hereof, in no event shall the Company be required to provide information or documents that (A) it deems to be of a competitively sensitive nature and (B) are subject to any attorney-client, work product or other privilege that the Company or any Subsidiary may have. Any action taken pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries.

          SECTION 7.04. No Solicitation; Other Offers. (a) From the date hereof until the acceptance for payment by Merger Subsidiary of the Shares tendered into the Offer or the earlier termination hereof, the Company will not, and will cause its Subsidiaries and the officers, directors, investment bankers, attorneys, accountants, consultants or other agents or advisors of the Company and its Subsidiaries not to (i) take any action (y) to solicit or (z) for the primary purpose of initiating or encouraging the submission of any Acquisition Proposal, (ii) engage in substantive discussions or negotiations with, or disclose any material nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person who the Company should reasonably be expected to know is considering making, or has made, an Acquisition Proposal or (iii) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person, in each case, for the primary purpose of making any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Offer, the Merger or any other transaction contemplated by this Agreement. The Company will notify Parent promptly after receipt by the Company (or any of its advisors) of any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person who the Company should reasonably be expected to know is considering making, or has made, an Acquisition Proposal. The Company shall, and shall cause its Subsidiaries and the directors, officers and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all discussions and negotiations with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal.

          (b) Notwithstanding the foregoing, prior to the acceptance for payment by Merger Subsidiary of the Shares tendered in the Offer the Company may, if it gives Parent notice of its intention to do so, negotiate or otherwise engage in substantive discussions with, and furnish nonpublic information to, any Person who delivers an unsolicited Superior Proposal if (i) the Company has complied with the terms of this Section 7.04, including, without limitation, the requirement in Section 7.04(a) that it notify Parent promptly after its receipt of any Acquisition Proposal, (ii) the Board of Directors of the Company determines in its good faith, reasonable judgment, after consultation with and the receipt of advice from its financial advisor and outside counsel, that failure to take such action could create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law, and (iii) such Person executes a confidentiality agreement with the Company not more favorable to the recipient of such information than the Confidentiality Agreement. For purposes of this Agreement, "SUPERIOR PROPOSAL" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding Shares on terms that the Board of Directors of the Company determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, (A) is more favorable to all the Company's stockholders than as provided hereunder, (B) is reasonably capable of obtaining any required financing and (C) is reasonably capable of being completed.

          (c) The Board of Directors of the Company shall be permitted to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders referred to in Sections 2.02 and 7.02 hereof if the Board of Directors determines in its good faith, reasonable judgment, after consultation with and the receipt of advice from its financial advisor and outside counsel, that an Acquisition Proposal is a Superior Proposal and that failure to take such action could create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law.

         SECTION 7.05. Notices of Certain Events. (a) The Company shall promptly notify Parent of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                  (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

         (b) The Company shall give prompt notice to Parent at any time the Company has Knowledge that any representation or warranty contained in this Agreement was inaccurate in any material respect as of the date made.

         SECTION 7.06. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's stockholders in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the Schedule 14D-9, the proxy or information statement of the Company (the "COMPANY PROXY STATEMENT"), if any, to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.

          (b) (i) The Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) any Company Disclosure Document (other than the Company Proxy Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 7.06(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company by Parent.

          (c) The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent for use in the Offer Documents, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 7.07. Standstill Agreements: Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company will not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement for the benefit of the Company or any of its Subsidiaries, other than the Confidentiality Agreement pursuant to its terms or by written Agreement of the parties thereto, provided that, the Company may take such action if the Board of Directors determines in its good faith, reasonable judgment, after consultation with and the receipt of advice from its financial advisor and outside counsel, that failure to do so would create a reasonable possibility of a breach of the fiduciary duties of the Board of Directors under applicable law, and provided further that this Section 7.07 shall not apply to any confidentiality agreement that is not related to, or does not arise from, an Acquisition Proposal.

         SECTION 7.08. Rights Agreement; Anti-takeover Provisions. The Company's Board of Directors will take all further action (in addition to that referred to in Section 5.17 hereof) reasonably requested in writing by Parent (including redeeming the Rights immediately prior to the Effective Time or further amending the Rights Agreement) in order to render the Rights Agreement inapplicable to the Offer and the Merger and the other transactions contemplated hereby to the extent provided herein and in the Rights Agreement. Except as provided above with respect to the Offer, the Merger and the other transactions contemplated hereby or approved in writing by Parent, the Board of Directors of the Company will not (i) amend the Rights Agreement, (ii) redeem the Rights or (iii) take any action with respect to, or make any determination under, the Rights Agreement to facilitate an Acquisition Proposal, provided that, the Company may take such action if the Board of Directors determines in its good faith, reasonable judgment, after consultation with and the receipt of advice from its financial advisor and outside counsel, that failure to do so would create a reasonable possibility of a breach of its fiduciary duties under applicable law. In addition, except as otherwise provided in this Agreement, the Company will not approve an Acquisition Proposal, other than the Offer, the Merger and the other transactions contemplated by this Agreement, for purposes of Section 203 of Delaware Law or Article VI of the Company's Certificate of Incorporation, provided that, the Company may take such action if the Board of Directors determines in its good faith, reasonable judgment, after consultation with and the receipt of advice from its financial advisor and outside counsel, that failure to do so would create a reasonable possibility of a breach of its fiduciary duties under applicable law.



                                    ARTICLE 8
                               Covenants of Parent

         Parent agrees that:

         SECTION 8.01. Confidentiality. Prior to the Effective Time and after any termination of this Agreement and for two years thereafter, Parent will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents (including, without limitation, any economists employed by Parent to assist in its antitrust review of the Offer, the Merger and the transactions contemplated thereby) to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the

Company or any of its Subsidiaries furnished to Parent or its Affiliates in connection with the transactions contemplated by this Agreement, including, without limitation, the stockholder lists furnished by the Company pursuant to
Section 2.02, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company, provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as Parent informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Parent and its Affiliates shall satisfy their obligation to hold any such information in confidence if they exercise the same care with respect to such information as a reasonable Person would take to preserve the confidentiality of their own similar information under similar circumstances. If this Agreement is terminated, Parent and its Affiliates will, and will use their best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, that Parent or its Affiliates obtained, or that were obtained on their behalf, from the Company or any of its Subsidiaries in connection with this Agreement and that are subject to such confidence. Notwithstanding anything herein to the contrary, the terms of the Confidentiality Agreement executed by Parent shall remain in full force and effect.

         SECTION 8.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 8.03. Voting of Shares. Parent agrees to vote all Shares beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

         SECTION 8.04. Director and Officer Liability. (a) Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

                  (i) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's certificate of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                  (ii) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof.

                  (iii) If Parent, the Surviving Corporation or any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.04.

                  (iv) The rights of each Indemnified Person under this Section
         8.04 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, or under Delaware Law or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

          (b) Parent shall, prior to the Effective Time, provide the Company with pre-paid, irrevocable officers' and directors' liability insurance with a nationally recognized insurance provider with an A.M. Best rating of at least "A", in amounts and for such periods of time as specified in Section 8.04(a)(ii).

         SECTION 8.05. Employee Benefits. (a) For a period of one year after the Effective Time, Parent will maintain or cause to be maintained employee compensation and benefit plans and arrangements for the benefit of each individual who is an employee of the Company or its Subsidiaries as of the Effective Time (each a "TRANSFERRED EMPLOYEE") that are no less favorable to such Transferred Employee than the compensation and benefits provided to the Transferred Employee by the Company and its Subsidiaries immediately prior to the Effective Time. Without limiting the generality of the foregoing, (i) for a period of one year after the Effective Time, Parent will maintain or cause to be maintained severance and employment termination benefits no less favorable to each Transferred Employee than the severance and employment termination benefits provided under the plans, policies and practices of the Company and its Subsidiaries, immediately prior to the Effective Time, and (ii) for a period of one year after the Effective Time Parent will maintain or cause to be maintained for the benefit of each eligible current and former employee of the Company and its Subsidiaries (and his or her eligible domestic partner) the post-retirement medical and life insurance benefits maintained by the Company and its Subsidiaries immediately prior to the Effective Time and shall make such benefits available to each such individual on a basis no less favorable to such individual than the basis on which such benefits were provided to similarly situated individuals immediately prior to the Effective Date.

          (b) If Transferred Employees or former employees of the Company or its Subsidiaries are included in any benefit plan, policy, or arrangement of Parent or its Affiliates such individuals shall receive credit for service prior to the Effective Time with the Company and its Subsidiaries and their respective predecessors for all purposes to the same extent such service was recognized under any similar Employee Plan of the Company or its Subsidiaries, except that such service shall not be counted for purposes of benefit accruals under any defined benefit pension plan to the extent that it would result in a duplication of vested benefits accrued by any such individual under any Employee Plan of the Company or its Subsidiaries. If Transferred Employees or former employees of the Company or its Subsidiaries (or their domestic partners or dependents) are included in any medical, dental or health plan other than the plans they participated in at the Effective Time (a "SUCCESSOR PLAN"), any such Successor Plan shall waive pre-existing conditions, to the extent such conditions were not applicable under the Employee Plans of the Company and its Subsidiaries, and shall provide that any expenses incurred prior to such change shall be taken into account under the deductible and out-of-pocket maximums under such Successor Plan.

         SECTION 8.06. Disclosure Documents. (a) The information with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

          (b) The Offer Documents, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act and, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty will not apply to statements or omissions included in the Offer Documents based upon information furnished to Parent or Merger Subsidiary by the Company.


                                    ARTICLE 9
                       Covenants of Parent and the Company

         The parties hereto agree that:

         SECTION 9.01. Best Efforts. (a) Subject to the terms and conditions of this Agreement, Company and Parent will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, using their best efforts to cause the conditions to the Offer to be satisfied as soon as reasonably possible and, subject to the terms and conditions of this Agreement, consummating the Offer as soon as possible after such conditions are satisfied or waived. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (an "HSR FILING") with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          (b) In connection with the efforts referenced in Section 9.01(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of Parent and Company shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and
(iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party. Subject to the Confidentiality Agreement,
Section 8.01 of this Agreement, and any attorney-client, work product or other privilege, each of the parties hereto will coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act. Any competitively sensitive information that is disclosed pursuant to this Section 9.01 will be limited to each of Parent's and the Company's respective counsel and economists pursuant to a separate customary confidentiality agreement. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Section 9.01(a) and 9.01(b), each of Parent and the Company shall use its best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, including, without limitation, vigorously defending in litigation on the merits any claim asserted in any court by any party through a final and nonappealable judgment.

          (d) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any government authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Parent and the Company shall use its best efforts to resolve such objections or challenge as such governmental authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Parent and the Company (and, to the extent required by any governmental authority, its respective Subsidiaries and Affiliates over which it exercises control) shall be required to pursue a resolution with any governmental authority and, if acceptable to any governmental authority, enter into a settlement, undertaking, consent decree, stipulation or other agreement with such governmental authority regarding antitrust matters in connection with the transactions contemplated by this Agreement (each, a "SETTLEMENT"). Notwithstanding anything else contained in this Agreement, neither Parent nor the Company shall be required to enter into any Settlement that requires Parent and/or the Company to sell or otherwise dispose of assets of Parent and its Subsidiaries and/or the Company and its Subsidiaries (any such action, a "DIVESTITURE") if such Divestiture would have a material adverse effect on the pro forma combined business of Parent and the Company.

          (e) The Company hereby acknowledges that Parent will lead the process to obtain all necessary waivers, consents and approvals, and to effect all necessary filings under the Antitrust Law, and that Parent's reasonable determination after consultation with the Company as to the appropriate course of action to obtain such waivers, consents and approvals will be final, provided that, the foregoing shall not limit in any respect any of the parties' obligations under this Agreement.

         SECTION 9.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents and the Offer Documents, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents or the Offer Documents and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 9.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 9.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.


                                   ARTICLE 10
                            Conditions to the Merger

         SECTION 10.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) if required by Delaware Law, this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with such law;

          (b) no injunction shall have been issued and remain in effect which restrains consummation of the Offer; and

          (c) the number of Shares tendered pursuant to the Offer and not withdrawn, together with the Shares then owned by Parent, satisfies the Minimum Condition and the Merger Subsidiary has accepted for payment and paid for such Shares.

         SECTION 10.02. Conditions to Obligations of Parent and Merger Subsidiary to Effect the Merger. The obligations of Parent and Merger Subsidiary to effect the Merger are further subject to the satisfaction or waiver of the following condition prior to the Effective Time:

          (a) The Company shall have performed in all material respects its obligations under Section 2.03(a) with respect to the election or appointment of Parent's designees to the Company's Board of Directors.



                                   ARTICLE 11
                                   Termination

         SECTION 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (a) by mutual written agreement of the Company and Parent;

          (b) by either the Company or Parent, if:

                  (i) the Offer has not been consummated on or before 18 months after the date hereof, provided that (A) the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Offer to be consummated by such time and (B) such 18 month period shall be extended for the time period equal to the time period beyond ten business days during which either the Company or Parent shall fail to make an HSR Filing pursuant to Section 9.01(a);

                  (ii) within 10 days following satisfaction of all other conditions to the Offer, the Minimum Condition shall not have been satisfied, provided that, such 10 day period shall be extended for a period to allow for the extension of the expiration date of the Offer pursuant clause (ii) of the fourth sentence of Section 2.01(a) or pursuant to Section 3.09 to allow for an increase in the Offer Price;

                  (iii) a permanent injunction which is final and nonappealable shall have been issued restraining or otherwise prohibiting consummation of the Merger or any of the other transactions contemplated by this Agreement, provided that the party seeking to terminate this Agreement pursuant to this Section 11.01(b)(iii) shall have used all efforts to prevent the entry of such permanent injunction; or

                  (iv) the other party shall have breached or failed to perform in all material respects any of its obligations pursuant to Section
         9.01 hereof on
         or prior to such time, provided that, such party shall have failed to substantially cure such failure to perform within a reasonable time after being notified of such failure to perform;

          (c) by Parent, if, after the date hereof and prior to the acceptance for payment of the Shares under the Offer:

                  (i) the Board of Directors of the Company shall have withdrawn, or modified in a manner materially adverse to Parent, its approval or recommendation of this Agreement, the Offer or the Merger, or shall have recommended an Acquisition Proposal other than by Parent or its Affiliates;

                  (ii) the Board of Directors of the Company shall have (i) amended the Rights Agreement to facilitate an Acquisition Proposal or
         (ii) terminated or redeemed the Rights, except in each case (A) as shall be necessary to render the Rights Agreement inapplicable to the Offer and the Merger and the other transactions contemplated hereby (or any other Acquisition Proposal by Parent or its Affiliates) or (B) as directed by Parent pursuant to Section 7.08;

                  (iii) the Board of Directors of the Company shall take action under Section 203 of Delaware Law or Article VI of the Company's Certificate of Incorporation to approve any transaction other than the Offer and the Merger and the other transactions contemplated hereby (or any other Acquisition Proposal by Parent or its Affiliates); or

                  (iv) the Company shall have breached or failed to perform any of its obligations under this Agreement required to be performed on or prior to such time or any of the representations and warranties of the Company under this Agreement shall fail to be accurate as of the date made, provided that, in each such case, (A) the Company shall have failed to substantially cure such breach, failure to perform or inaccuracy within a reasonable time after being notified by Parent of such breach, failure to perform or inaccuracy and (B) such breach, failure to perform or inaccuracy would have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (d) by the Company, if, prior to the acceptance for payment of the Shares under the Offer the Board of Directors of the Company shall have recommended, or entered into an agreement with respect to a Superior Proposal pursuant to Section 7.04.

The party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other party. Termination by the Company pursuant to Section 11.01(d) shall not be effective unless and until the Company shall have paid to Parent the fee described in Section 12.04(c) hereof. Termination by Parent pursuant to Sections 11.01(a), 11.01(b)(i), 11.01(b)(iii), 11.01(b)(iv) or 11.01(c)(iv)
shall not be effective unless and until Parent shall have paid, or caused the Escrow Agent to pay, to Company the fee described in Section 12.04(d).

         SECTION 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, if such termination shall result from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 8.01, 12.04, 12.06, 12.07 and 12.08 shall survive any termination hereof pursuant to Section 11.01.



                                   ARTICLE 12
                                  Miscellaneous

         SECTION 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Parent or Merger Subsidiary, to:

                  American Greetings Corporation
                  One American Road
                  Cleveland, Ohio 44144
                  Fax: (216) 252-6777
                  Attn: General Counsel

                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  North Point
                  901 Lakeside Avenue

                  Cleveland, OH 44144
                  Fax: (216) 579-0212
                  Attn: Lyle G. Ganske

         if to the Company, to:

                  Gibson Greetings, Inc.
                  2100 Section Road
                  Cincinnati, Ohio 45237
                  Fax: (513) 841-6921
                  Attn: Chief Executive Officer

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Fax: (212) 450-4800
                  Attn: Phillip R. Mills

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 12.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Article 3, Sections 8.01, 8.04 (which shall only survive the Effective Time),11.02, 12.04, 12.06, 12.07 and 12.08.

         SECTION 12.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (b) Whether or not the transactions contemplated by this Agreement are consummated, subject to the last sentence of this Section 12.04(b), Parent agrees to pay all costs and expenses incurred by the Company or its Subsidiaries in connection with this Agreement arising from the Hart-Scott-Rodino review and the Company's obligations contained in Section 9.01 hereof, including, without limitation, all costs and expenses related to prior antitrust analyses undertaken by the Company and its advisors in connection with the transactions contemplated hereby since October 1, 1998, preparing and filing the Notification and Report Form pursuant to the HSR Act, responding to a Second Request issued under the HSR Act, preventing the entry of any injunction, appealing any such injunction, obtaining all necessary consents, approvals or waivers from any government authorities, opposing vigorously any litigation or administrative proceeding relating primarily to antitrust aspects of this Agreement or the transactions contemplated hereby or otherwise complying with any Antitrust Law. Parent shall promptly pay such costs and expenses as they are incurred by the Company, provided that, Parent's obligation to pay such costs and expenses shall not exceed in the aggregate $2.5 million.

          (c) The Company agrees to pay Parent a fee in immediately available funds equal to $7 million concurrently with the termination of this Agreement by Parent pursuant to the provisions of Section 11.01(c)(i), 11.01(c)(ii) or 11.01(c)(iii) or by the Company pursuant to the provisions of Section 11.01(d), provided that Parent or Merger Subsidiary is not in breach of its representations and warranties under this Agreement and shall not have failed to perform in all material respects each of its obligations under this Agreement.

          (d) Parent agrees to pay, or cause to be paid to, the Company a fee in immediately available funds equal to $20 million simultaneously with the termination of this Agreement as a result of the occurrence of any of the events set forth in Sections11.01(a), 11.01(b)(i), 11.01(b)(iii), 11.01(b)(iv) or
11.01(c)(iv), provided that, at the time of such termination, the applicable waiting period under the HSR Act shall not have expired or been terminated and the FTC, DOJ or any other Person shall not be challenging by litigation or otherwise any of the transactions contemplated hereby. Concurrently with the signing of this Agreement, Parent shall deliver such $20 million termination fee to The Bank of New York (the "ESCROW AGENT") to be held, invested and disbursed by the Escrow Agent as provided in the Escrow Agreement dated as of November 2, 1999 between the Company and the Escrow Agent.

          (e) Concurrently with the signing of this Agreement, Parent agrees to contribute cash in the amount of $10 million to the Rabbi Trust.

         SECTION 12.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares pursuant to the Offer, but no such transfer or assignment will relieve Parent or Merger Subsidiary of its obligations under the Offer or prejudice the rights of tendering stockholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

         SECTION 12.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

         SECTION 12.07. Dispute Resolution; Jurisdiction. (a) If a dispute relating to this Agreement arises between the parties, the following procedure shall be implemented before either party pursues other available remedies (except that such procedure shall not apply to any equitable remedy). The parties shall hold a meeting promptly, attended by the persons with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If not resolved at such meeting, the parties shall continue to attempt in good faith to negotiate a resolution of the dispute for 30 days after such meeting. The parties agree to participate in good faith in such negotiations related thereto. If within 30 days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, then the parties may seek to resolve the dispute by litigation in an appropriate court of jurisdiction.

          (b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

         SECTION 12.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 12.09. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 8.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 12.10. Entire Agreement. This Agreement, the Confidentiality Agreement, the Escrow Agreement, the Rabbi Trust and the Standstill Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 12.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 12.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 12.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                GIBSON GREETINGS, INC.


                                By: /s/ Frank O'Connell
                                   -------------------------------------------
                                   Name: Frank O'Connell
                                   Title: Chairman, President and Chief
                                          Executive Officer




                                AMERICAN GREETINGS CORPORATION


                                By: /s/ Morry Weiss
                                   -------------------------------------------
                                   Name: Morry Weiss
                                   Title: Chairman and Chief Executive Officer




                                GRANITE ACQUISITION CORP.

                                By: /s/ Morry Weiss
                                   -------------------------------------------
                                   Name: Morry Weiss
                                   Title: President

                                                                         ANNEX I


         Notwithstanding any other provision of the Offer or this Agreement, Parent and Merger Subsidiary shall not be required to accept for payment any Shares if prior to the expiration date of the Offer, any of the following conditions exist:

          (a) an injunction shall have been issued and remain in effect which restrains consummation of the Offer;

          (b) the Company shall have breached or failed to perform in all material respects any of its obligations under this Agreement required to be performed on or prior to such time or any of the representations and warranties of the Company under this Agreement shall fail to be accurate as of the date made, provided that, such breach, failure to perform or inaccuracy would have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (c) the applicable waiting period under the HSR Act relating to the Merger shall not have expired or been terminated;

          (d) the number of Shares tendered pursuant to the Offer and not withdrawn, together with the Shares then owned by Parent, represents less than a majority of the Shares outstanding on a fully-diluted basis (assuming the exercise of all outstanding options which are exercisable and in-the-money at the Offer Price); or

          (e) this Agreement shall have been terminated in accordance with its terms.

                           CROSS-REFERENCE TARGET LIST
                           ---------------------------

          NOTE: DUE TO THE NUMBER OF TARGETS SOME TARGET NAMES MAY NOT
                      APPEAR IN THE TARGET PULL-DOWN LIST.
   (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION             TARGET NAME
---------------             -----------

2...........................offer.art
2.01............................offer
2.01(a)................offer.commence
2.01(b)...............file.sec.tender
2.02......................comp.action
2.02(a).................co.board.unan
2.02(b).....................file.14d9
2.03........................directors
2.03(a)..................buy.desig.no
2.03(b)..............co.oblig.appoint


3..........................merger.art
3.01...........................merger
3.01(a).....................surv.corp
3.01(b)................themerger.upon
3.01(c)..............file.cert.merger
3.01(d)...............possess.all.rts
3.02......................conv.shares
3.02(a)................out.share.conv
3.02(b)...............co.share.cancel
3.02(c)................sub.share.conv
3.03.........................surr.pay
3.03(a).....................exc.agent
3.03(b)...............holder.entitled
3.03(c).................cert.endorsed
3.03(d)..............no.furth.reg.shr
3.03(e).................unclaimed.ret
3.03(f)................shares.ret.buy
3.04................dissenting.shares
3.05....................stock.options
3.05(a)...................emp.stk.can
3.05(b)............prior.eff.co.shall
3.06.......................adjustmnts
3.09........................adj.price


4.......................surv.corp.art
4.01.........................cert.inc
4.02...........................bylaws
4.03..........................dir.off


5..........................rep.war.co
5.01.........................co.exist
5.02.........................co.autho
5.03.....................co.gov.autho
5.04.......................co.non.con
5.05...........................co.cap
5.05(b)(i).............no.out.shr.cap
5.05(b)(ii)...........no.sec.conv.shr
5.05(b)(iii)...............no.options
5.06...........................co.sub
5.06(a)......................sub.corp
5.06(b)................co.own.sub.stk
5.06(b)(i)...............nno.vtng.sec
5.06(b)(ii).................no.rights
5.07...................co.sec.filings
5.07(a)................co.del.buy.sec
5.07(c)...................report.true
5.07(d).................co.not.untrue
5.08......................co.fin.stmt
5.09..................co.abs.cert.chg
5.09(a).................co.no.mat.adv
5.09(b).................co.no.div.cap
5.09(c)...............co.no.amend.sec
5.09(d)..................co.no.indebt
5.09(e)....................co.no.loan
5.09(f)...................co.no.trans
5.09(g)................co.no.chg.acct
5.09(h)...................co.no.sever
5.10.................co.no.undis.liab
5.10(a).......................co.liab
5.10(b)...................co.ord.liab
5.10(c)...................co.liab.agt
5.11..................comply with law
5.12..........................co.liti
5.13....................co.finder.fee
5.14.........................co.taxes
5.15................co.emp.bene.plans
5.15(a).................list.emp.plan
5.15(c).................emp.plan.qual
5.15(e)...............list.emp.plan.e
5.16.......................co.env.mat
5.16(a).................co.except.10k
5.16(b)..............co.no.env.invest
5.17............antkovr.sts.rghts.agt
5.17(b)................antitakeover.b


6.........................rep.war.buy
6.01........................buy.exist
6.02........................buy.autho
6.03....................buy.gov.autho
6.04......................buy.non.con
6.05...................buy.finder.fee
6.06....................buy.financing


7..............................cov.co
7.01........................co.conduc
7.01(b)...........................006
7.01(c)......................cov.co.c
7.02.................co.stk.mtg.proxy
7.03...................co.access.info
7.04..................co.other.offers
7.04(a).............no.solicitation.a
7.04(a)(i)........................001
7.04(c).............board.dir.company
7.05.................co.notice.events
7.06.....................co.disc.docs
7.06(a)................co.docs.comply
7.06(b).................co.proxy.true
7.06(c)..............co.sub.info.true
7.07..................standstill.agts
7.08.......................rights.agt


8.............................cov.buy
8.01.......................buy.confid
8.02.................oblig.merger.sub
8.03....................voting.shares
8.04.................buy.dir.off.liab
?...........................d.and.o.b
8.05..........................emp.ben
8.06....................buy.disc.docs
8.06(a).............buy.sub.info.true
8.06(b)..............buy.offer.comply


9..........................cov.buy.co
9.01.....................best.efforts
9.01(a)................best.efforts.a
9.01(b)................best.efforts.b
9.02..................certain.filings
9.03..................public.announce
9.04....................further.assur


10....................cond.merger.art
10.01.................cond.oblig.each
10.01(a)................adopt.del.law
?........................hsr.wait.exp
10.01(b)..............no.law.prohibit
10.01(c).............buy.purch.shares


11...........................term.art
11.01............................term
11.01(a)...............mutual.consent
11.01(b).............offer.not.consum
11.01(b)(i).......................003
11.01(b)(ii)......................005
11.01(b)(iii).....................002
11.01(b)(iv)................the.other
11.01(c)...............merger.illegal
11.01(c)(ii)................bod.amend
11.01(c)(iii)..............bod.action
11.01(c)(iv).................the.comp
11.01(d).............merger.illegal.d
11.01(c)(i).......................004
11.02.....................effect.term


12...........................misc.art
12.01.........................notices
12.02....................surv.rep.war
12.03...................amend.waivers
12.03(a).......................signed
12.03(b)..............delay.not.waive
12.04........................expenses
12.04(c)..........................007
11.01(b)(ii)......................005
12.04(d)...................escrw.agnt
12.05....................succ.assigns
12.06...................governing.law
12.09..................counter.effect